UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    April 25, 2017

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5.06 - Change in Shell Company Status

TUCSON, Ariz.—April 26, 2017-- Applied Energetics, Inc., (OTCBB: AERG), has commenced its planned research and development program to develop the next generation of our Ultra Short Pulse lasers by increasing the energy and power while decreasing the size, weight, and cost of our Ultra Short Pulse lasers. We expect to develop very high energy and power scaled Advanced Ultra Short Pulse lasers that will have broad applicability for Department of Defense, commercial, and medical applications. Although the historical market for AERG’s Laser and Laser Guided Energy technologies have been the U.S. Government, our Advanced Ultra Short Pulse laser technology, developed in the initial phase of our overall research and development program will allow for numerous applications in the commercial and medical markets thereby creating a substantially larger product space for our Company.

Starting in the fourth quarter of 2014 and through the first quarter of 2017, the Company reported as a “shell company” as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended due to the suspension of its previous business activities in October, 2014. The Company has developed a comprehensive research and development program and commenced research and development activities in April, 2017. Because Stephen McCahon a founder and a primary inventor of our Laser Guided Energy technology, Applied Optical Sciences, Inc. and each of the members of our Scientific Advisory Board have commenced work on the Company’s Research and Development Program and are being compensated for their services, the Company is now operational and is no longer a shell company as defined by Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

The members of the Scientific Advisory Board have agreed to assist in our Strategic Roadmap Development, expected R&D activities, and provide a sound technical basis for future teaming, investment, and market analysis. These members have been chosen based upon their areas of subject matter expertise and senior experience levels that span both the Department of Defense (“DOD") and commercial sectors.

The members of the Scientific Advisory Board are:

Dr. Gregory Quarles

•	Chief Scientific Officer for The Optical Society (OSA) in Washington, DC.
•	Ph.D. M.S., Physics, University of Oklahoma, 1987.
•	30 years’ experience Optical Physics, Executive and Management Positions and Major Scientific Advisory Boards.
•	100 Publications, 5 Patents issued.

Dr. L. A. Schlie

•	Ph.D. EE , 1970, MSEE, 1966, BSEE, University of Illinois, 1965.
•	40 years’ experience In Optical Physics, Sr. Gov’t Scientist for Directed Energy Weapons.
•	70 journal papers, 2 book chapters and 21 patents.
•	Member of Various Steering Committees for DoD, DOE, DARPA, NSF and DHS.
•	Advisor for DoD, DOE, NASA and NSF on laser technology, applications and effects.

Dr. Charles Hale

•	Director of Research and Development, Daylight Solutions.
•	Ph.D. Engineering, Purdue University, 1999, MBA, University of Arizona. 2006.
•	21 years’ experience in engineering and program management in commercial and DoD environments.
•	14 publications, 1 patent issued.

Dr. James Harrison

•	Senior Independent Consultant.
•	Ph.D., M.S., B.S. Electrical Engineering, M.I.T., 1986.
•	30 years’ experience in Lasers, Optical Physics, Electronic materials, Program and Executive Management.
•	60 scientific publications; 10 patents issued or pending,

George Farley, CEO, commented that AERG is fortunate to have recruited this impressive group of scientists to assist in our operations and business and guide us on our path forward.

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson, Arizona, specializes in development and manufacture of advanced high performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered the development of Laser Guided Energy(TM) (LGE(TM)) technology, and related solutions for defense and security applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ George P. Farley
George P. Farley
Principal Executive Officer

Date: April 25, 2017